Jamf Announces Strategic Reinvestment Plan
Q2 2025 Financial Results Expected to Exceed High End of Guidance Ranges

MINNEAPOLIS – July 15, 2025 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced a strategic reinvestment plan to help drive long-term growth, improve operational efficiency and enhance shareholder value.
Jamf’s recent comprehensive systems update, spanning both front- and back-office operations, has provided enhanced insights into Jamf’s business and growth opportunities. As a result, Jamf is embarking on a strategic reinvestment plan to support the continued success of the business. This plan includes strategic reallocation of resources to allow for investment in areas with the highest potential to fuel growth and drive additional operational leverage in the business. Two key focus areas are:
1.Go-To-Market Enhancement
Jamf is taking steps to realign its go-to-market organization to allow for investment in areas that have the greatest opportunity for growth and align with our platform strategy via the Jamf for Mac, Jamf for Mobile, Jamf for K-12, and Jamf for SMB solutions.
•Enhance growth in Enterprise: increasing investment and resources to support Enterprise customers, which deliver higher growth, stronger retention, and greater return on investment.
•Simplify approach to SMB: scaling through the channel while also developing a more automated customer solution and experience to deliver greater customer value and improve operational efficiency.
2.AI Investments
In addition to the efficiencies experienced over the last year from deploying AI within the sales, product and customer success groups, Jamf is further accelerating investments in AI capabilities that improve the customer experience in the Jamf product platform and drive further productivity enhancements by accelerating delivery of AI- and automation-driven solutions across the entire organization.
In order to facilitate the strategic reinvestment plan, the Company will reduce its workforce by approximately 6.4%. The Company will reduce roles across its go-to-market and other functions to align with the strategic reinvestment plan, as well as reducing spans and layers throughout the organization.
Jamf currently estimates that it will incur charges of approximately $11.0 to $12.5 million in connection with the workforce reduction, consisting of cash expenditures for notice period and severance payments, employee benefits, and related costs. The Company expects that most of the charges will be incurred in the third quarter of 2025 and that the execution of the Plan will be substantially complete by the end of the fourth quarter of 2025. The Company intends to exclude the charges associated with the workforce reduction from certain of its non-GAAP financial measures.
Q2 2025 Financial Results Expected to Exceed High End of Guidance Ranges
Jamf expects to exceed the high end of the guidance ranges previously issued with respect to the second quarter of 2025. On May 6, 2025, the company issued the following guidance ranges for the second quarter of 2025:
•Total revenue of $167.5 to $169.5 million; and
•Non-GAAP operating income of $29.5 to $30.5 million.
The Company will provide more details regarding the strategic reinvestment plan and its financial impact on subsequent periods during its second quarter 2025 earnings call to be held on August 7, 2025.

Non-GAAP Financial Measures
This press release includes reference to non-GAAP Operating Income, a non-GAAP financial measure, which reflects operating income (loss) excluding certain non-operational or non-recurring items, including amortization expense, stock-based compensation, acquisition-related expense, payroll taxes related to stock-based compensation, system transformation costs, and other special or non-recurring items. Jamf believes that non-GAAP financial measures, may be helpful to investors because they provide consistency and comparability with Jamf’s past financial performance, provide additional understanding of factors and trends affecting Jamf’s business, and assist in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP result. Non-GAAP Operating Income is presented for supplemental informational purposes only and should not be considered a substitute for operating income (loss) presented in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude certain expenses that are required by GAAP to be recorded in Jamf’s financial statements. In addition, non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by Jamf’s management about which expenses are excluded or included in determining these non-GAAP financial measures. Further, non-GAAP financial measures are not standardized. It may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Forward-Looking Statements
This press release contains “forward looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including, but not limited to, statements regarding statements regarding the Company’s expectations for its financial and operating performance in the second quarter of 2025, the benefits Jamf anticipates from the strategic reinvestment plan, the strategic reinvestment plan and its impact on Jamf’s business and financial results, including with respect to Jamf’s ability to achieve growth and profitability goals, and Jamf’s estimates of the amount and timing of charges that it expects to incur in connection with the strategic reinvestment plan. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. The forward-looking statements contained herein are also subject to additional risks, uncertainties, and factors, including those more fully described in Jamf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Additional information is also set forth in Jamf’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, as well as the subsequent periodic and current reports and other filings that Jamf makes with the Securities and Exchange Commission from time to time. Moreover, Jamf operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained herein. The forward-looking statements included herein relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment designed to be enterprise secure, consumer simple and protects personal privacy. To learn more, visit www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Liarna La Porta
media@jamf.com